Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Insured Massachusetts Tax-Free
Advantage Municipal Fund

811-21216
333-163497


An additional preferred class of the registrants securities have been registered and have become effective on February 5, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred
Shares.

A copy of such Prospectus is contained in the Funds 497 filing on February 8, 2010, accession number 0001193125-
10-024346, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.